                                 THE GALAXY FUND

                            CERTIFICATE OF SECRETARY

         The following resolution was duly adopted by the Board of Trustees of Galaxy Funds on December 14, 2000 and remains in effect on the date hereof:

         FURTHER RESOLVED, that the trustees and officers of Galaxy who may be required to execute any amendments to Galaxy's Registration Statement be, and each of them hereby is, authorized to execute a power of attorney appointing John T. O'Neill and W. Bruce McConnel, and either of them, their true and lawful attorney or attorneys, to execute in their name, place and stead, in their capacity as trustee or officer, or both, of Galaxy any and all amendments to the Registration Statement, and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission; and either of said attorneys shall have the power to act thereunder with or without the other of said attorneys and shall have full power of substitution and resubstitution; and to do in the name and on behalf of said trustees and officers, or any or all of them, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises, as fully and to all intents and purposes as each of said officers or trustees, or any or all of them, might or could do in person, said acts of said attorneys, or either of them, being hereby ratified and approved.

                                 THE GALAXY FUND

                                 By:  /s/ W. Bruce McConnel
                                      ---------------------
                                      W. Bruce McConnel
                                      Secretary

Dated:  March 29, 2001